Exhibit 10.35

Environmental Indemnity Agreement

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "Agreement") is made as of the 31st day of October, 2011, by BOVIE MEDICAL CORPORATION, a Delaware corporation (the "Indemnitor"), with an address at 5115 Ulmerton Road. Clearwater, Florida 33760 in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the "Mortgagee"), with an address at 10161 Centurion Parkway, Jacksonville, Florida 32256.

W I T N E S S E T H:

WHEREAS, the Pinellas County Industrial Development Authority (the "Issuer") previously issued its Industrial Development Revenue Bonds (Bovie Medical Corporation Project), Series 2008, in the original aggregate principal amount of $4,000,000.00 (the "Bonds"), pursuant to an Indenture of Trust, dated as of November 1, 2008 (the "Original Indenture"), by and between the Issuer and Mortgagee, as Trustee (the "Trustee") for the purpose of financing the acquisition of the real property described on Exhibit A attached hereto and made a part hereof, located in Clearwater, Pinellas County, Florida (the "Land"), and certain equipment and the cost of equipping and renovating an approximately 60,000 square foot manufacturing facility, for the manufacture of medical devices and accessories (the "Bond Project") thereon (said Land, together with the Bond Project and all other improvements, equipment and other property now or hereafter located therein or thereon, being hereinafter collectively called the "Property"); and

WHEREAS, the proceeds of the Bonds were loaned to the Indemnitor pursuant to a Loan Agreement dated as of November 1, 2008 (the "Original Loan Agreement"), by and between the Issuer and the Indemnitor; and

WHEREAS, on or about the date hereof, (i) the Issuer and the Mortgagee, as Trustee, are entering into an Amended and Restated Indenture of Trust, dated as of the date hereof (collectively with the Original Indenture, and as the same may be hereafter further amended, modified, supplemented, restated or replaced, the "Indenture"), and (ii) the Issuer and the Indemnitor are entering into that certain First Amendment to Loan Agreement, dated as of the date hereof (collectively with the Original Loan Agreement, and as the same may hereafter be amended, modified, supplemented, restated or replaced, the "Agreement"); and

WHEREAS, PNC Bank, National Association (the "Bank"), has purchased the Bonds and in connection therewith, the Bank and the Indemnitor have entered into a Credit Agreement, of even date herewith (as the same may hereafter be amended, modified, restated or replaced, the "Credit Agreement"), pursuant to which the Indemnitor has agreed to make prompt and full payment of all Payment Obligations (as defined in the Mortgage hereinafter described); and

WHEREAS, in order to secure the Payment Obligations, the Indemnitor has executed and delivered to the Mortgagee that certain Mortgage and Security Agreement of even date herewith (as the same may be amended, modified, restated or replaced from time to time, the "Mortgage"); and

WHEREAS, to induce the Bank to agree to purchase the Bonds, and the Mortgagee to continue to act as the Trustee under the Indenture, the Indemnitor has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Indemnitor hereby covenants, warrants, represents and agrees as follows:

1.           Mortgagee's Rights Under the Agreement.   The Mortgagee's rights and remedies under this Agreement shall be in addition to and not in limitation of all rights and remedies of the Mortgagee under the Mortgage, any Operative Documents (as defined in the Mortgage) and any other documents, instruments and agreements executed in connection therewith (as the same may be amended, supplemented, replaced or modified from time to time, being herein called the "Credit Documents"). Payments, if any, by the Indemnitor as required under this Agreement shall not reduce the Indemnitor's obligations and liabilities under any of the Credit Documents. Any default by the Indemnitor under this Agreement (including any breach of any representation or warranty made by the Indemnitor) shall, at the Mortgagee's option, constitute a default and an Event of Default ("Event of Default") under the Operative Documents after the expiration of any applicable cure period.

2.           Definitions.   For purposes of this Agreement, the following terms shall have the following meanings:

 (a)            "Environmental Laws" means all federal, state or commonwealth and local laws, regulations, statutes, codes, rules, resolutions, directives, orders, executive orders, consent orders, guidance from regulatory agencies, policy statements, judicial decrees, standards, permits, licenses and ordinances, or any judicial or administrative interpretation of any of the foregoing, pertaining to the protection of land, water, air, health, safety or the environment, whether now or in the future enacted, promulgated or issued, including the laws of the state where the Property is located;

 (b)            "Hazardous Substances" includes any substances, chemicals, materials, or elements in any physical state (liquid, solid, gaseous/vapor, etc.) that are prohibited, limited or regulated by the Environmental Laws, or any other substances, chemicals, materials, or elements that are defined as "hazardous" or "toxic," or otherwise regulated, under the Environmental Laws, or that are known or considered to be harmful, hazardous or injurious to the health or safety of occupants or users of the Property. The term Hazardous Substances shall also include any substance, chemical, material, or element in any physical state (liquid, solid, gaseous/vapor, etc.) (i) defined as a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (42 U.S.C. §§ 9601, et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time, and regulations promulgated thereunder; (ii) defined as a "regulated substance" within the meaning of Subtitle I of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i), as amended from time to time, and regulations promulgated thereunder; (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act (33 U.S.C. § 1321), as amended from time to time, and the regulations promulgated thereunder, or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317), as amended from time to time, and the regulations promulgated thereunder; (iv) defined as "hazardous", "toxic", or otherwise regulated, under any Environmental Laws adopted by the state in which the Property is located, or its agencies or political subdivisions; (v) which is petroleum, petroleum products, ethanol, methyl tertiary butyl ether or derivatives or constituents of or vapors from any of the foregoing; (vi) which is asbestos or asbestos-containing materials; (vii) the presence of which requires notification, investigation or remediation under any Environmental Laws or common law; (viii) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; (ix) the presence of which on adjacent properties would constitute a trespass by the Indemnitor; (x) which is urea formaldehyde foam insulation or urea formaldehyde foam insulation-containing materials; (xi) which is lead base paint or lead base paint-containing materials; (xii) which are polychlorinated biphenyls or polychlorinated biphenyl-containing materials; (xiii) which is radon or radon-containing or producing materials; (xiv) which is or contains excessive moisture, mildew, mold, microbial contamination, microbial growth or other fungi, or biological agents that can or are known to produce mycotoxins or other bioaerosols, such as antigens, bacteria, amoebae and microbial organic compounds or other similar matter, in each case that poses a risk to human health or the environment, or negatively impacts the value of the Property (herein referred to as "toxic mold"); (xv) which is a vapor from volatile chemicals or any other toxic or hazardous materials, including petroleum hydrocarbons, from a subsurface soil, groundwater or other source, or (xvi) which by any laws of any governmental authority requires special handling in its collection, storage, treatment, or disposal; and

 (c)            "Contamination" means the seeping, spilling, leaking, pumping, pouring, emitting, using, emptying, discharging, injecting, escaping, leaching, dumping, disposing, releasing, migrating, vaporizing or the presence of Hazardous Substances at, under or upon the Property or into the environment, or arising from the Property or migrating or vaporizing to or from the Property, whether or not the presence of such Hazardous Substances or the Contamination may require notification, treatment, response or removal action or remediation under any Environmental Laws.

3.           Representations and Warranties. The Indemnitor hereby represents and warrants that, except as is otherwise set forth on Schedule I attached hereto:

 (a)            no Contamination is present at, on or under the Property and no Contamination is being emitted from the Property onto any surrounding or adjacent areas;

 (b)           all activities and operations at the Property have been and are being conducted in compliance with all Environmental Laws, and the Indemnitor has obtained all permits, licenses, consents and approvals required under the Environmental Laws for the conduct of operations and activities at the Property, and all such permits, licenses, consents and approvals are in full force and effect;

 (c)           the Property has never been used to generate, manufacture, refine, transport, handle, transfer, produce, treat, store, dispose of, or process any Hazardous Substances, except in compliance with all Environmental Laws and in such a manner that no Contamination has been released on or under the Property;

 (d)           no underground or aboveground storage tanks are, or to the best of the Indemnitor's knowledge after due inquiry and investigation, have been, located on or under the Property except as disclosed on Schedule I attached hereto, if any;

 (e)           no measurable levels of radon or radon containing or producing products are present in the existing structures on the Property, except as permitted by all applicable Environmental Laws. If at any time during the term of the Mortgage, measurable amounts of radon are detected in any structures on the Property, the Indemnitor hereby agrees, at its sole expense, to take all actions necessary to reduce such radon gas to acceptable levels which are permissible under all applicable Environmental Laws;

 (f)           no civil, administrative or criminal proceeding is pending or threatened against the Indemnitor or any other person relating to the condition of or activities at the Property, nor has any notice of any violation or potential liability under any Environmental Laws been received, nor has the Indemnitor reason to believe such notice will be received or proceedings initiated, nor has the Indemnitor, or to Indemnitor's knowledge, any other person entered into any consent, decree or judicial order or settlement affecting the Property, nor has the Indemnitor or the Property been the subject of any other administrative or judicial order or decree;

 (g)           the Property is not listed or proposed for listing on the National Priorities List pursuant to Section 9605 of CERCLA, on the Comprehensive Environmental Response, Compensation and Liability Information System, on any leaking underground storage tank ("Lust") listing, or any list of sites at which a spill or uncontrolled release of Hazardous Substances has occurred, or on any list of sites involving the establishment and/or maintenance of an institutional control to limit exposure to or migration of a Hazardous Substance, or on any other environmental list, remedial action list, regulatory database or the like including, without limitation, any state or local list of environmentally problematic and/or regulated sites;

 (h)           no portion of the Property constitutes wetland or other "water of the United States", flood plain or flood hazard area, or coastal zone, as defined by the applicable Environmental Laws;

 (i)            no lien has been attached to any revenues or any real or personal property owned by the Indemnitor and located in the state where the Property is located, including the Property, for damages or cleanup, response or removal costs, under any Environmental Laws, or arising from an intentional or unintentional act or omission in violation thereof by the Indemnitor, or any previous owner or operator of the Property;

 (j)            no Hazardous Substances or Contamination has been discharged or emitted from the Property into waters on, under or adjacent to the Property, or onto lands from which Hazardous Substances might seep, flow or drain into such waters;

 (k)           to the best of the Indemnitor's knowledge, after due inquiry and investigation, no report, analysis, study or other document prepared by or for any person exists identifying that any Contamination has been, or currently is, located upon or under the Property;

 (1)           neither the transaction contemplated by the Credit Documents nor any other transaction involving the sale, transfer or exchange of the Property will trigger or has triggered any obligation under the Environmental Laws to make a filing, provide a deed notice, provide disclosure or take any other action, or in the event that any such transaction-triggered obligation does arise or has arisen under any Environmental Laws, all such actions required thereby have been taken;

 (m)          the execution, delivery and performance by the Indemnitor of this Agreement does not and will not contravene any (i) law or governmental rule, regulation or order which is applicable to the Indemnitor and no authorization, approval or other action by, and no notice to or filing with, any governmental entity is required for the due execution, delivery and performance by the Indemnitor of this Agreement, or (ii) contractual restriction which is binding upon or which affects the Indemnitor, and does not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any property of the Indemnitor;

 (n)           this agreement is a legal, valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms;

 (o)           no toxic mold or vapors from volatile chemicals or any other toxic or hazardous materials, including petroleum hydrocarbons, is present in any building on the Property;

 (p)          no deed restrictions, activity and/or use limitations, environmental covenants or other types of engineering or institutional controls, whether recorded or unrecorded, exist on or with respect to the Property and, to the best of Indemnitor's knowledge after due inquiry and investigation, have ever existed on or with respect to the Property; and

(q)           no asbestos or asbestos containing materials are present in any structure on the Property, If at any time during the term of the Mortgage, asbestos or asbestos containing materials are discovered in any structure on the Property, the Indemnitor hereby agrees, at its sole cost and expense, to take all actions necessary to remove all such asbestos or asbestos containing materials.

4.           Environmental Covenants. The Indemnitor hereby covenants and agrees as follows:

     (a)           to cause all activities at the Property during the term of the Mortgage to be conducted in compliance with all Environmental Laws;

 (b)           to provide the Mortgagee with copies of all: (i) correspondence, notices of violation, summons, orders, complaints or other documents received by the Indemnitor, its lessees, sublessees, occupants or assigns, pertaining to compliance with any Environmental Laws and/or the presence or potential presence of Contamination; (ii) reports of or information from previous environmental investigations undertaken at the Property which the Indemnitor knows of, or has or can obtain possession; (iii) any reports of or information from environmental investigations undertaken at the Property by any person or entity after the date of this Agreement; (iv) licenses, certificates and permits required by the Environmental Laws; (v) a description of the operations and processes of the Indemnitor; and (vi) any other information that the Mortgagee may reasonably request from time to time;

 (c)           not to generate, manufacture, refine, transport, transfer, produce, store, use, process, treat, dispose of, handle, permit to exist, or in any manner deal with, any Hazardous Substances on any part of the Property, nor permit others to engage in any such activity on the Property, except for (i) those Hazardous Substances which are used or present in the ordinary course of the Indemnitor's business in compliance with all Environmental Laws, are listed on Schedule I attached hereto, if any, and have not been released into the environment in such a manner as to constitute Contamination hereunder; and (ii) those Hazardous Substances which are naturally occurring on the Property, but only in such naturally occurring form and only in such quantities that are known not to be harmful, hazardous or injurious to the health or safety of occupants or users of the Property;

 (d)           not to cause or permit, as a result of any intentional or unintentional act or omission on the part of the Indemnitor or any tenant, subtenant, occupant or assigns, the presence of Hazardous Substances or Contamination on the Property, except for (i) those Hazardous Substances which are used or present in the ordinary course of the Indemnitor's business in compliance with all Environmental Laws, are listed on Schedule I attached hereto and have not been released into the environment in such a manner as to constitute Contamination hereunder, and (ii) those Hazardous Substances which are naturally occurring on the Property, but only in such naturally occurring form and only in such quantities that are known not to be harmful, hazardous or injurious to the health or safety of occupants or users of the Property;

 (e)           to give notice and a full description to the Mortgagee immediately upon the Indemnitor's acquiring knowledge of (i) any and all enforcement, clean-up, removal or other regulatory actions threatened, instituted or completed by any governmental authority with respect to the Indemnitor or the Property; (ii) all claims made or threatened by any third party against the Indemnitor or the Property relating to damage, contribution, compensation, loss or injury resulting from any Hazardous Substances or Contamination; (iii) any complaint made or threatened by any third party against the Indemnitor or the Property relating to damage, contribution, compensation, loss or injury resulting from any Hazardous Substances or Contamination; (iv) the presence of any Contamination on, under, from or affecting the Property; (v) any Contamination or other release or discharge of Hazardous Substances on or from the Property that must be reported to any governmental entity under applicable Environmental Laws; (vi) Indemnitor's violation of any Environmental Laws or any allegation of same from any other person; (vii) the imposition, attachment or recording of any lien, deed restriction, activity and use limitations, environmental covenant, institutional control or encumbrance under Environmental Laws against the Property and/or any personal or other real property owned by Indemnitor; and (viii) the inability to obtain or renew any Environmental Permit or a notice from a governmental authority that it has revoked or suspended, or otherwise intends to revoke or suspend, whether in whole or in part, any permit for the Property, which permit relates, in any way, to any Environmental Law (ix) any matters relating to Hazardous Substances, Contamination or Environmental Laws that would give a reasonably prudent lender cause to be concerned that the value of their security interest in the Property may be reduced or threatened or that may impair or threaten to impair the Indemnitor's ability to perform any of its obligations under this Agreement or the Credit Documents;

 (f)           to timely comply with any Environmental Laws requiring the removal, treatment, storage, processing, handling, transportation or disposal of Hazardous Substances or Contamination and provide the Mortgagee with satisfactory evidence of such compliance;

 (g)           to conduct and complete all investigations, studies, sampling and testing, as well as all remedial, removal and other actions necessary to clean up and remove all Contamination on, under, from or affecting the Property, all in accordance with the Environmental Laws;

 (h)           to continue to have all necessary licenses, certificates and permits required under the Environmental Laws relating to the Indemnitor and its Property, facilities, assets and business;

  (i)           to remediate or cause to be remediated, at its sole cost and expense, any substance which is or contains toxic mold; and

  (j)           to investigate, and as necessary, remediate or cause to be remediated, at its sole cost and expense, any vapor intrusion conditions from volatile chemicals or other toxic or hazardous materials, including petroleum hydrocarbons.

5.           Mortgagee's Right to Conduct an Investigation.

 (a)            The Mortgagee, or its agents and representatives, may, at any time and at its sole discretion, commission an investigation into the presence of Hazardous Substances or Contamination on, from or affecting the Property, or the compliance with Environmental Laws at, or relating to, the Property. Such an investigation performed by the Mortgagee shall be at the Indemnitor's expense if the performance of the investigation is commenced (i) upon the occurrence of a default hereunder or of a default or "Event of Default" under the Mortgage or any other Credit Document; or (ii) because the Mortgagee has a reasonable belief that the Indemnitor has violated any provision of this Agreement (including any representation, warranty or covenant). All other investigations performed by the Mortgagee shall be at the Mortgagee's expense. In connection with any investigation under this paragraph, the Indemnitor, its tenants, subtenants, occupants and assigns, shall comply with all reasonable requests for information made by the Mortgagee or its agents and the Indemnitor represents and warrants that all responses to any such requests for information will be correct and complete. The Indemnitor shall provide the Mortgagee and its agents with rights of access to all areas of the Property and permit the Mortgagee and its agents to perform testing (including any invasive testing) necessary or appropriate, in the Mortgagee's reasonable judgment, to perform such investigation.

 (b)            The Mortgagee is under no duty, however, to conduct such investigations of the Property and any such investigations by the Mortgagee shall be solely for the purposes of protecting the Mortgagee's security interest in the Property and preserving its rights under the Credit Documents. No site visit, observation, or testing by the Mortgagee shall constitute a waiver of any default of the Indemnitor or be characterized as a representation regarding the presence or absence of Hazardous Substances or Contamination at the Property. The Mortgagee owes no duty of care to protect the Indemnitor or any third party from the presence of Hazardous Substances, Contamination or any other adverse condition affecting the Property nor shall the Mortgagee be obligated to disclose to the Indemnitor or any third party any report or findings made in connection with any investigation done on behalf of the Mortgagee,

6.           Indemnification.

(a)             The Indemnitor covenants and agrees, at its sole cost and expense, to indemnify, defend, protect, save and defend and hold harmless the Mortgagee (including the Mortgagee as holder of the Mortgage, as mortgagee in possession, or as successor in interest to the Indemnitor, or, as appropriate, the borrower or the guarantor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) and all of its officers, directors, employees and agents, any participant in the Obligations, and their respective successors and assigns, against and from any and all Environmental Damages (as defined in subsection (b) below), which may at any time be imposed upon, threatened against, incurred by or asserted or awarded against the Mortgagee (whether before or after the release, satisfaction or extinguishment of the Mortgage) and arising from or out of:

(i)             the Indemnitor's failure to comply with any of the provisions of this Agreement, including the Indemnitor's breach of any covenant, representation or warranty contained in this Agreement; or

(ii)            any Contamination, or threatened release of any Hazardous Substances or Contamination, on, in, under, affecting or migrating or threatening to migrate to or from all or any portion of the Property, any surrounding areas or other property or any persons; or

(iii)            any violation of, or noncompliance with, or alleged violation of, or noncompliance with, Environmental Laws (and/or any permit relating to any Environmental Laws) by the Properly or the Indemnitor, or its agents, employees, contractors, and the like, including, without limitation, costs and fees of lawyers, environmental consultants and the like incurred to remove any environmentally related lien imposed upon the Property; or

(iv)           the willful misconduct, error or omission or negligent act or omission of the Indemnitor, or its agents, employees, contractors, and the like; or

(v)            any judgment, lien, order, complaint, notice, citation, action, proceeding or investigation pending or threatened by or before any governmental authority or any private party litigant, including any environmental regulatory body, or before any court of law (including any private civil litigation) with respect to the Indemnitor's business, assets, property or facilities, or the Property, in connection with any Hazardous Substances, Contamination or any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); or

(vi)           the enforcement of this Agreement or the assertion by the Indemnitor of any defense to its obligations hereunder.

The Indemnitor's indemnification obligations set forth in this Section 6 shall be in effect and enforceable regardless of whether any such indemnification obligations arise before or after foreclosure of the Mortgage or other taking of title to all or any portion of the Property by the Mortgagee or any affiliate of the Mortgagee or any assignee of the Mortgagee's interest, and whether the underlying basis of any claim arose from events prior to the Indemnitor acquiring ownership of the Property.

(b)             For the purposes of this Agreement, "Environmental Damages" shall mean all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time, and including:

(i)            damages, losses or costs for personal injury, or injury to property or natural resources (including costs of assessment), occurring upon or off of the Property, including lost profits, consequential damages, punitive damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

(ii)            fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs and expenses incurred in connection with investigation, removal, remediation or post-remediation monitoring, operation and maintenance, of any Hazardous Substances or Contamination or violation of any Environmental Laws including the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, contaminant, closure, restoration, treatment, investigation work or monitoring work required by any Environmental Laws, or reasonably necessary to make full economic use of the Property or any other property or otherwise expended in connection with such conditions, including any and all Corrective Work under Section 7, and further including any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

(iii)           any additional costs required to take necessary precautions to protect against a release of Hazardous Substances or Contamination on, in, under or affecting the Property into the air, any body of water, any other public domain or any surrounding or adjoining areas;

(iv)           any costs incurred to comply, in connection with all or any portion of the Property or any area surrounding or adjoining the Property, with all Environmental Laws;

(v)            liability to any third persons or governmental agency for costs expended in connection with the items referenced in clause (ii) above; and

(vi)           diminution in the value of the Property, and damages for the loss of business and restriction on the use or adverse impact on the marketing of rentable or usable space or of any amenity of the Property.

(c)            Promptly after the receipt by the Mortgagee of written notice of any demand or claim or the commencement of any action, suit or proceeding concerning the Indemnitor or the Mortgagee in connection with the Property, the Mortgagee shall endeavor to notify the Indemnitor thereof in writing. The failure by the Mortgagee promptly to give such notice shall not relieve the Indemnitor of any liability to the Mortgagee hereunder.

7.          Indemnitor's Obligation to Perform Corrective Work.

(a)            The Indemnitor shall have the obligation to promptly commence and perform any corrective work required to address any Environmental Damages or Contamination, including any actions required by the Indemnitor under Section 6 ("Corrective Work") after the occurrence of any of the following: (i) the Indemnitor obtains actual knowledge of any Contamination on, in, under, affecting, or migrating to or from the Property or any surrounding areas; or (ii) an event occurs for which the Mortgagee can seek indemnification from the Indemnitor pursuant to Section 6.

(b)           The Indemnitor shall provide to the Mortgagee written notification at least twenty (20) days prior to the commencement of any such Corrective Work, and shall give the Mortgagee a monthly report, during the performance of such Corrective Work, on the Indemnitor's progress with respect thereto, and shall promptly give the Mortgagee such other information with respect thereto as the Mortgagee shall reasonably request from time to time. Such written notice shall contain the name of the person or entity performing such Corrective Work and shall be accompanied by: (i) written evidence, satisfactory in form and content to the Mortgagee, showing that such person or entity is fully insured against any and all injury and damages caused by or resulting from the performance of such Corrective Work; and (ii) copies of the plans for such Corrective Work, approved in writing by the appropriate governmental authorities.

(c)           Any Corrective Work conducted by the Indemnitor shall be diligently performed to completion and shall comply with all Environmental Laws and all other applicable laws to correct, contain, clean up, treat, remove, resolve, dispose of or minimize the impact of all Hazardous Substances or Contamination.

(d)           Any failure by the Mortgagee to object to any actions taken by the Indemnitor shall not be construed to be an approval by the Mortgagee of such actions. This Agreement shall not be construed as creating any obligation for the Mortgagee to initiate any contests or to perform or review the Indemnitor's or any other party's performance of, any Corrective Work, or disburse any funds for any contests or the performance of any Corrective Work.

8.           Mortgagee's Right to Select Engineers, Consultants and Attorneys. Without limiting the other provisions hereof, in the event any claim (whether or not a judicial or administrative action is involved) is asserted against the Mortgagee with respect to Hazardous Substances, Environmental Laws or Contamination, the Mortgagee shall have the right to select the engineers, other consultants and attorneys for the Mortgagee's defense or guidance, determine the appropriate legal strategy for such defense, and compromise or settle such claim, all in the Mortgagee's sole discretion, and the Indemnitor shall be liable to the Mortgagee in accordance with the terms hereof for liabilities, costs and expenses incurred by the Mortgagee in this regard.

9.           Indemnitor's Obligation to Deliver Property. The Indemnitor agrees that, in the event the Mortgage is foreclosed (whether judicially or by power of sale) or the Indemnitor tenders a deed in lieu of foreclosure, the Indemnitor shall deliver the Property to the Mortgagee free of any and all Hazardous Substances, (except for (a) those Hazardous Substances which are used or present in the ordinary course of the Indemnitor's business in compliance with all Environmental Laws, are listed on Schedule I hereto, if any, and have not been released into the environment in such a manner as to constitute Contamination hereunder, and (b) those Hazardous Substances which are naturally occurring on the Property, but only in such naturally occurring form and only in such quantities that are known not to be harmful, hazardous or injurious to the health or safety of occupants or users of the Property) or Contamination in a condition such that the Property conforms with all Environmental Laws and such that no remedial or removal action or other Corrective Work will be required with respect to the Property.

The Indemnitor's obligations as set forth in this Section are strictly for the benefit of the Mortgagee and any successors and assigns of the Mortgagee as holder of any portion of the Obligations and shall not in any way impair or affect the Mortgagee's right to foreclose against the Property.

   10.         Mortgagee's Right to Cure. In addition to the other remedies provided to the Mortgagee in the Mortgage and the other Credit Documents, should the Indemnitor fail to abide by any provisions of this Agreement, the Mortgagee may, should it elect to do so, perform any Corrective Work and any other such actions as it, in its sole discretion, deems necessary to repair, respond to and remedy any damage to the Property caused by Hazardous Substances or Contamination or any such Corrective Work. In such event, all funds expended by the Mortgagee in connection with the performance of any Corrective Work, including all contractor charges, attorneys' fees, engineering fees, consultant fees and similar charges, shall become a part of the obligation secured by the Mortgage and shall be due and payable by the Indemnitor on demand. Each disbursement made by the Mortgagee pursuant to this provision shall bear interest at the lower of the Default Rate (as defined in the Credit Documents) or the highest rate allowable under applicable laws from the date the Indemnitor shall have received written notice that the funds have been advanced by the Mortgagee until paid in full.

   11.         Scope of Liability. The liability under this Agreement shall in no way be limited or impaired by (a) any extension of time for performance required by any of the Credit Documents; (b) any sale, assignment or foreclosure of the Mortgage, the acceptance of a deed in lieu of foreclosure or trustee's sale, or any sale or transfer of all or part of the Property; (c) the discharge or termination of the Credit Documents or the reconveyance or release of the Mortgage; (d) any exculpatory provisions in any of the Credit Documents limiting the Mortgagee's recourse; (e) the accuracy or inaccuracy of the representations and warranties made by the Indemnitor, or any other obligor under any of the Credit Documents; (f) the release of the Indemnitor or any guarantor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Credit Documents by operation of law, the Mortgagee's voluntary act or otherwise; (g) the release or substitution, in whole or in part, of any security for the Payment Obligations; or (h) the Mortgagee's failure to record the Mortgage or file any UCC financing statements (or the Mortgagee's improper recording or filing of any thereof) or to othenwise perfect, protect, secure or insure any security interest or lien given as security for the Payment Obligations; and, in any such case, whether with or without notice to the Indemnitor or any guarantor or other person or entity and with or without consideration.

12.        Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party 's address as set forth above or to such other address any party may give to the other for such purpose in accordance with this section.

13.        Preservation of Rights. No delay or omission on the Mortgagee's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Mortgagee's action or inaction impair any such right or power. The Mortgagee's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Mortgagee may have under other agreements, at law or in equity. Any representations, warranties, covenants or indemnification liabilities for breach thereof contained in this Agreement shall not be affected by any knowledge of, or investigations performed by, the Mortgagee. Any one or more persons or entities comprising the Indemnitor, or any other party liable upon or in respect of this Agreement or the Credit Documents, may be released without affecting the liability of any party not so released.

14.        Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

15.        Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Indemnitor from, any provision of this Agreement will be effective unless made in a writing signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Indemnitor will entitle the Indemnitor to any other or further notice or demand in the same, similar or other circumstance.

16.        Successors and Assigns; Bank as Third Party Beneficiary; Survival. This Agreement will be binding upon the Indemnitor and its heirs, administrators, successors and assigns, and will inure to the benefit of the Mortgagee and its successors and assigns as well as any persons or entities who acquire title to or ownership of the Property from, or through action by, the Mortgagee (including at a foreclosure, sheriff s or judicial sale); provided, however, that the Indemnitor may not assign this Agreement in whole or in part without the Mortgagee's prior written consent and the Mortgagee at any time may assign this Agreement in whole or in part. The parties also intend that the Bank shall be a third party beneficiary of this Agreement and shall share the same benefits and indemnifications hereunder as the Mortgagee. The Indemnitor's obligations under this Agreement shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of the Property by the Indemnitor or the Mortgagee and payment of the Obligations in full.

17.        Interpretation. In this Agreement, unless the Mortgagee and the Indemnitor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one party as Indemnitor, the obligations of such persons or entities will be joint and several.

18.        Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Mortgagee and will be deemed to be made in the State where the Mortgagee's office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Indemnitor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Mortgagee's office indicated above is located; provided that nothing contained in this Agreement will prevent the Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Indemnitor individually, against any security or against any property of the Indemnitor within any other county, state or other foreign or domestic jurisdiction. The Mortgagee and the Indemnitor agree that the venue provided above is the most convenient forum for both the Mortgagee and the Indemnitor. The Indemnitor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

19.        Further Assurances. Indemnitor will, at the cost of Indemnitor, upon the Mortgagee's request, execute, acknowledge and deliver to the Mortgagee such further documents and statements and do or cause to be done such acts or things as the Mortgagee may deem necessary or appropriate to effect the transactions contemplated hereby or to confirm the assumption of and agreement to pay, perform and discharge the liabilities and obligations hereby assumed and agreed to be paid, performed or discharged, or intended so to be.

20.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original; and all such counterparts together shall constitute but one and the same documents.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

21.         WAIVER OF JURY TRIAL. THE INDEMNITOR IRREVOCABLY WAIVES ANY AND ALL RIGHT II MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE INDEMNITOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Indemnitor acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised bv counsel as necessary or appropriate.

WITNESS the due execution hereof as a document as of the date first written above.

Signed and delivered	INDEMNITOR:
in the presence of:
BOVIE MEDICAL CORPORATION,
a Delaware corporation

/s/ Laney Stanhop		By:	/s/ J. Robert Saron
Name Printed:	Laney Stanhope	Name:	J. Robert Saron
		Title:	President

/s/ Kareem J. Spratling
Name Printed:	Kareem J. Spratling

STATE OF FLORIDA
COUNTY OF	Hillsborough

The foregoing instrument was acknowledged before me this 27th day of October, 2011 by J. Robert Saron, as the President of Bovie Medical Corporation, a Delaware corporation, on behalf of the corporation.

Megan R. Yarashar
Signature of Notary Public, State of Florida

Print, Type or Stamp Commissioned Name of Notary Public Personally Known _____; or Produced Identification _____
Type of Identificaiton:

(NOTARIAL SEAL)

EXHIBIT A
Legal Description of Property

LOT 9, IN THE SOUTHEAST 1/4 OF SECTION 4, TOWNSHIP 30 SOUTH, RANGE 16 EAST, ACCORDING TO THE PLAT OF PINELLAS GROVES, INC., RECORDED IN PLAT BOOK 1, PAGE 55, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, LESS THE WEST 150 FEET THEREOF AND ALSO LESS THAT PART LYING WITHIN 120 FEET OF THE SURVEY LINE OF STATE ROAD S-688, SECTION 15120, AS DESCRIBED IN CLERK'S INSTRUMENT No. 260901B, OFFICIAL RECORDS BOOK 2081, PAGE 593, PINELLAS COUNTY RECORDS.

SCHEDULE I
LIST OF EXCEPTIONS

Section 3. Exceptions to Representations and Warranties.

Sections 4(c) and (d). Exceptions to Environmental Covenants Relating to Hazardous Substances Used in the Ordinary Course of the Indemnitor's Business: